October 14, 2013

By Email Delivery

Mark L. Mroczkowski
DUBLI, INC.
5200 Town Center Circle, Suite 601
Boca Raton, FL 33486

Re:	Nonrenewal of Amended and Restated Employment Agreement between Mark Mroczkowski and DubLi, Inc., dated effective October 1, 2012 (Agreement)

Dear Mark,

Pursuant to Section 3 of the Agreement, you are hereby notified that DubLi, Inc. (DubLi) has elected not to renew or extend the current Term of the Agreement. Therefore, the Term of the Agreement and your employment with DubLi will expire on January 31, 2014 (Term Expiration Date), in accordance with the terms of the Agreement.

Thank you.

Sincerely,

Eric Nelson
Chief Financial Officer
DubLi, Inc.

DubLi, Inc.
Boca Center · Tower 1
5200 Town Center Circle · Suite 601
Boca Raton, FL 33486 · USA
Telephone / Fax
+1 (866) 877 9408
+1 (561) 362 7703